                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            THE PORTUGAL FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                                                                PRELIMINARY COPY

                             THE PORTUGAL FUND, INC.
                               ONE CITICORP CENTER
                              153 EAST 53RD STREET
                                   57TH FLOOR
                            NEW YORK, NEW YORK 10022

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON FRIDAY, OCTOBER 15, 1999

                               -------------------

TO THE STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of The Portugal Fund, Inc. (the "Fund") will be held at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, 38th Floor, New York, New York 10019, on Friday, October 15, 1999, commencing at 2 p.m., New York City time.

      The meeting is being held to consider and vote on the following matters as described in the accompanying proxy statement (the "Proxy Statement") and such other matters as may properly come before the meeting or any adjournments thereof:

                                    PROPOSALS

      1. Approval or disapproval of a proposal to convert the Fund from a closed-end investment company to an open-end investment company, which proposal includes the following:
            1(a) changing the Fund's subclassification from a closed-end investment company to an open-end investment company and amending and restating the Fund's Articles of Incorporation to, among other things:
              -  provide for such conversion
              -  change quorum requirements
              - give authority to the Board of Directors of the Fund to impose redemption fees
              -  increase the Fund's share capital
              - eliminate the classified Board of Directors and super-majority voting requirements
            1(b) changing the Fund's fundamental investment policy relating to borrowing to reflect its proposed new subclassification.

      2.    Election of Directors
            2(a) Election of two nominees to serve as Directors of the Fund in the event that Proposal 1(a) is not approved; or 2(b) Election of six nominees to serve as Directors of the Fund if Proposal 1(a) is approved.

      3. Ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 31, 1999.

      The close of business on August 23, 1999 has been fixed as the record date for the determination of the stockholders of the Fund entitled to notice of, and to vote at, the meeting.

      This notice and related proxy material are first being mailed on or about September 1, 1999.

                          By order of the Board of Directors,

                                          /s/ Michael A. Pignataro
                                          --------------------------------------
                                          Michael A. Pignataro
                                          SECRETARY OF THE FUND

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON AND WISH YOUR STOCK TO BE VOTED, PLEASE COMPLETE, SIGN AND DATE THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOUR PROXY CARD BE RETURNED PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION. IF YOU OWN YOUR SHARES THROUGH BANK OR BROKERAGE ACCOUNTS, YOU SHOULD BRING PROOF OF YOUR OWNERSHIP IF YOU WISH TO ATTEND THE MEETING.

Dated:  September 1, 1999
New York, New York

                             THE PORTUGAL FUND, INC.
                               ONE CITICORP CENTER
                              153 EAST 53RD STREET
                                   57TH FLOOR
                            NEW YORK, NEW YORK 10022

                               -------------------

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON FRIDAY, OCTOBER 15, 1999

      This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board") of The Portugal Fund, Inc. (the "Fund") for use at its Annual Meeting of Stockholders to be held at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, 38th Floor, New York, New York 10019, on Friday, October 15, 1999 at 2:00 p.m. (New York City time) and at any adjournments thereof (the "Meeting").

      The Annual Meeting of Stockholders of the Fund was initially scheduled to take place on Thursday, May 11, 1999, but was subsequently postponed to give the Board sufficient time to evaluate proposals from Credit Suisse Asset Management, LLC ("CSAM"), the Fund's investment adviser, seeking to reduce or eliminate the discount to net asset value at which the Fund's shares are trading. On July 27, 1999 the Board approved two such alternative measures:

      - the conversion of the Fund from a closed-end fund to an open-end fund, which is the subject of Proposal 1(a) before the Meeting and more fully described herein; or

      - if stockholders do not approve Proposal 1(a), an enhanced and aggressive share repurchase program pursuant to which the Fund will seek to purchase shares in the open market at prevailing market prices whenever the Fund's shares trade at more than a nominal discount to net asset value. This alternative does not require stockholder approval.

      A Notice of the Annual Meeting of Stockholders and a proxy card (the "Proxy") accompanies this Proxy Statement. Proxy solicitations will be made primarily by mail, but solicitations may also be made by telephone, telegraph or personal interviews conducted by officers or employees of the Fund, CSAM, Bear Stearns Fund Management Inc., the U.S. administrator to the Fund (the "U.S. Administrator"), or Georgeson Shareholder Communications, Inc. ("Georgeson"), a proxy solicitation firm that has been retained by the Fund and which will receive a fee of approximately $10,000, including reimbursements for its reasonable expenses. All costs of solicitation, including (a) printing and mailing of this Proxy Statement and accompanying material, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the shares, (c) payment of Georgeson for its services in soliciting Proxies and (d) supplementary solicitations to submit Proxies, will be borne by the Fund. This Proxy Statement is expected to be mailed to stockholders on or about September 1, 1999.

      The principal executive office of CSAM is One Citicorp Center, 153 East 53rd Street, 57th Floor, New York, New York 10022. The U.S. Administrator has its principal executive office at 575 Lexington Avenue, 9th Floor, New York, New York 10022.

      The Fund's Annual Report containing audited financial statements for the fiscal year ending December 31, 1998 has previously been furnished to the stockholders of the Fund. The report is not to be regarded as proxy-soliciting material.

      If the enclosed Proxy is properly executed and returned in time to be voted at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the Proxy. If no instructions are marked on the Proxy, the Proxy will be voted FOR Proposal 1(a) (open-ending and amending and restating the Fund's Articles of Incorporation), FOR Proposal 1(b) (changing the Fund's fundamental investment policy relating to borrowing), FOR the election of the six nominees named herein to serve as Directors if Proposal 1(a) is approved, or if Proposal 1(a) is not approved, for the election of Messrs. James
J. Cattano and Richard Watt as Directors, FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants for the Fund for the fiscal year ending December 31, 1999, and in accordance with the judgment of the persons appointed as proxies upon any other matter that may properly come before the Meeting. Mr. Ron Olin on behalf of Deep Discount Advisors, Inc. submitted four proposals for approval at the Annual Meeting of stockholders that had been scheduled to be held on May 11, 1999. These proposals are more fully described under "Other Matters Which May Come Before The Meeting; Shareholder Proposals" below, and are included on the Fund's Proxy. If no instructions are marked on the Proxy, it will be voted against these proposals if any of them are presented at the Meeting. Any shareholder giving a Proxy has the right to attend the Meeting to vote his or her shares in person (thereby revoking any prior Proxy) and also the right to revoke the Proxy at any time by written notice received by the Fund prior to the time it is voted.

      In the event that a quorum is present at the Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of Proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by Proxy. If a quorum is present, the persons named as proxies will vote those Proxies that they are entitled to vote thereon in accordance with their best judgment in the interest of the Fund. A shareholder vote may be taken on one or more of the proposals in the Proxy Statement prior to any adjournment if sufficient votes have been received and it is otherwise appropriate. A quorum of stockholders is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

      Proposal 1(a) requires for approval the affirmative vote of 66-2/3% of the votes entitled to be cast at the Meeting in person or by proxy. Proposal 1(b) requires for approval the affirmative vote of a "majority of the outstanding voting securities" of the Fund. The term "majority of the outstanding voting securities" as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), and as used in this Proxy Statement, means: the affirmative vote of the lesser of (1) 67% of the voting securities of the Fund present at the meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (2) more than 50% of the outstanding voting securities of the Fund. Proposal 1(b) will be implemented only if Proposal
1(a) is approved. Proposal 2 requires for approval the affirmative vote of a plurality of the votes cast at the Meeting in person or by proxy, and Proposal 3 requires for approval the affirmative vote of a majority of the votes cast at the Meeting in person or by proxy. Because abstentions and broker non-votes are treated as shares present but which have not been voted, any abstentions and broker non-votes would have the same effect as a vote AGAINST Proposals 1(a) and 1(b) but would have no impact on Proposals 2 or 3.

      The Fund has one class of shares of capital stock, par value $.001 per share (the "Shares"). On the record date for the Meeting, August 23, 1999 (the "Record Date"), 5,328,316 Shares of the Fund were issued and outstanding.

      Each Share of the Fund is entitled to one vote each at the Fund's Meeting and fractional Shares are entitled to proportionate shares of one vote.

      In order that your Shares may be represented, you are requested to:

      --  indicate your instructions on the Proxy;
      --  date and sign the Proxy;
      --  mail the Proxy promptly in the enclosed envelope;
      -- allow sufficient time for the Proxy to be received before the commencement of the Meeting on October 15, 1999.

      PROPOSAL 1: CONVERSION TO AN OPEN-END INVESTMENT COMPANY

INTRODUCTION

      The Board, at a meeting held on July 27, 1999, approved the conversion of the Fund from a closed-end investment company to an open-end investment company. This Proposal was approved after extensive deliberations by the Board regarding a variety of alternative measures to address the discount issue both before and after the adjournment of the Fund's Annual Meeting in May. The Fund, as an open-end fund, would allow stockholders to redeem their shares at net asset value, less any applicable redemption fee. If the open-ending is approved, shares of the Fund previously held in closed-end form would be renamed Class
"M" shares and a new class of shares designated "Common Class shares" would be offered to the public. In addition, the Fund would reserve the right in its charter to issue additional share classes as authorized by the Board from time to time. To accommodate stockholders who desire an opportunity to liquidate their investment while protecting the interest of stockholders who elect to stay in the Fund, the Fund would impose a 1.5% fee on all cash redemptions of Class M shares held during the first year after the Fund's conversion to open-end status. In addition, stockholders will be afforded the option to elect to receive the proceeds of redemptions and exchanges in excess of $250,000 in-kind without the imposition of any redemption fee. At the end of the one year period, Class M shares would automatically convert into Common Class shares of the Fund at no cost to the shareholder.

      Under the Fund's current Articles of Incorporation, the affirmative vote of the holders of 66-2/3% of the votes entitled to be cast is required to authorize the conversion of the Fund to an open-end investment company.

BACKGROUND

      The Fund commenced operations in late 1989. The Fund was organized as a non-diversified, closed-end management investment company designed for investors desiring to participate in the Portuguese securities markets. The Fund was organized to offer investors access to Portuguese securities markets and the opportunity to participate in the dynamic changes affecting Portugal without the administrative burden associated with purchasing and selling Portuguese securities on an individual basis. Emphasis was to be placed on "Portuguese Securities," which are defined as (1) securities traded principally on stock exchanges in Portugal; (2) securities of companies that derive 50% or more of their total revenue from goods produced, sales made or services performed in Portugal; (3) securities (including American Depositary Receipts) of companies organized under the laws of Portugal, the securities of which are publicly traded on recognized securities exchanges outside Portugal; (4) equity securities of Portuguese companies that are not listed or traded on a stock exchange; and (5) securities issued or guaranteed by the Republic of Portugal or its agencies or instrumentalities.

      The Fund's investment objective is total return, consisting of capital appreciation and current income. The Fund seeks to achieve its investment objective through investing substantially all of its assets, but in no event less than 75% of its assets, in Portuguese equity securities. Given the market for these securities at the time the Fund was organized and their relative illiquidity -- and reasonable expectations for the development of those markets in the future -- the Fund's classification as a closed-end company was believed appropriate. A closed-end structure, among other things, permits investment in less liquid securities without regard to daily redemption activity and further permits a portfolio to be fully invested. At the same time, however, shares of closed-end investment companies frequently trade at a discount from their net asset value. Information relating to the historical discount rates of the Fund is set forth on pages 6 and 7 below.

      The Board has regularly monitored the Fund's discount from net asset value and the continuing appropriateness of the Fund's closed-end structure. At the July 27, 1999 Board meeting, CSAM described for the Board's consideration various alternatives to the Fund's current structure in order to reduce or eliminate the discount at which the Fund's shares trade and enhance shareholder value. The Board explored in detail the possibility of merging the Fund into an open-end fund, open-ending the Fund or undertaking an aggressive buyback program. CSAM stated its belief that political, economic and investment developments in Portugal have rendered the Fund's closed-end structure unnecessary. CSAM believes that there is ample liquidity in most Portuguese securities currently of interest to the Fund, including securities that are the subject of initial public offerings and privatizations. The rapid expansion of the Portuguese markets, including Portugal's recent promotion to developed worldwide status in the Morgan Stanley Capital International group of equity indices, was cited in support of converting the Fund to an open-end fund.

      After considering these various alternatives, the Board formally approved the proposal to convert the Fund to open-end status. The Board reviewed information presented to it, including information concerning the differences between closed-end and open-end investment companies, the Fund's operations and performance to date, and the possible effects of conversion on the Fund. The Board was informed that the proposal to open-end the Fund would not involve a change of management or investment style for the Fund. CSAM is proposed to continue as the Fund's investment manager and the current portfolio management team would continue to be responsible for day-to-day investment decisions. The Board noted that, since the Fund's inception in 1989, the Portuguese securities markets have evolved from emerging markets to much more developed markets with greater depth and liquidity. Accordingly, the Board believes that one of the principal rationales for first adopting the closed-end structure no longer exists. The Board concluded that the benefits of elimination of the Fund's discount through the right of redemption for stockholders could be expected to outweigh the potential drawbacks (as described below) to stockholders resulting from open-ending the Fund. The Board was informed that, following a conversion, stockholders would be able to redeem their shares at net asset value, less any applicable redemption fees and subject to the ability of the Fund to pay large redemptions in-kind at a stockholder's election without the imposition of a redemption fee, rather than sell their shares in the secondary market through broker-dealers at a discount to net asset value. Stockholders who receive redemptions in-kind will be subject to transaction costs associated with the establishment of securities accounts and/or the liquidation of their in-kind redemption proceeds. The Board was also informed that, while conversion to open-end form was expected to result immediately in a reduction in size of the Fund as a consequence of redemption requests, conversion would create the possibility, which the Fund does not currently enjoy, to achieve the investment benefits associated with greater asset size through sales of Fund shares. There can be no assurances, however, that the Fund's net assets will not be reduced substantially and permanently as a consequence of open-ending.

      During their deliberations, the Board expressed concern that massive redemptions shortly following open-ending the Fund could impose significant costs on the remaining stockholders. The Fund could be forced to sell portfolio securities in order to raise cash to meet redemption requests at less than optimum prices and could incur taxable gains upon such sales. To accommodate stockholders who desire an opportunity to liquidate their investment while protecting the interests of stockholders who elect to stay in the Fund, the Board approved a 1.5% redemption fee, payable to the Fund, to be assessed on cash redemptions during the first year following the conversion of the Fund to open-end status. In addition, stockholders will be afforded the option to elect to receive the proceeds of redemptions in excess of $250,000 in-kind without the imposition of a redemption fee. After considering the potential drawbacks of conversion of the Fund to open-end form, the Board determined that (i) the right of redemption of the Fund's shares provided to stockholders; (ii) the elimination of the Fund's discount as a result of such a conversion; (iii) the imposition of a 1.5% redemption fee on cash redemptions and exchanges of Class M shares; and (iv) the policy to offer stockholders the option to elect to receive the proceeds of redemptions in excess of $250,000 in-kind without the imposition of a redemption fee were sufficient to outweigh such drawbacks, and that conversion to open-end form would be in the best interests of the Fund. The Board was also advised that during the two year period following conversion, CSAM will waive its investment advisory fees to the extent necessary to ensure that the ratio of the Fund's ordinary operating expenses to net assets does not exceed 1.5%, and that, as a result, CSAM does not expect any increase in the Fund's operating expenses for at least the first two years following conversion. The Board also determined that any potential increase in expenses that may occur as a result of open-ending is an acceptable increase, given certain higher operating costs of an open-end fund, the additional services required to be provided to stockholders of such funds generally and the opportunity for stockholders to recognize net asset value. As a result, the Board unanimously resolved to submit to stockholders a proposal to convert the Fund from a closed-end investment company to an open-end investment company.

      Stockholders of the Fund are being asked to consider the conversion of the Fund from a closed-end to an open-end investment company and certain related matters in connection with the conversion. If Proposal 1(a) is approved by the stockholders, the Fund's Articles of Incorporation will be amended to reflect the Fund's status as an open-end investment company and the Fund's sub-classification will be changed from a closed-end investment company to an open-end investment company. If Proposal 1(b) is approved by the stockholders, the Fund's fundamental investment policy prohibiting the Fund from borrowing except for temporary purposes or securities clearance will be relaxed to enable the Fund to borrow to satisfy its potential increased cash needs as an open-end fund. Common Class shares of the Fund will be continuously offered to the public, subject to a registration statement becoming effective under the Securities Act of 1933, as amended (the "Securities Act"), and the 1940 Act. If Proposal 1(a) is approved, the Fund expects that the conversion to open-end status will be effective within 90 days from the date such approval is received. However, there is no assurance that the steps required to open-end the Fund will be completed within this timeframe, and the date when the conversion will be effective may be delayed.

      If Proposal 1(a) is not approved, however, the Fund will remain a closed-end investment company, and Proposal 1(b) will not be implemented even if approved. Under such circumstances, the Board has resolved to cause the Fund to undertake an enhanced and aggressive share repurchase program pursuant to which it will purchase shares in the open market at prevailing market prices whenever its shares trade at more than a nominal discount to net asset value. This aggressive share repurchase program does not require stockholder approval. See the discussion of the program under "Aggressive Buy-Back Program" below.

      Other factors considered by the Board in making its recommendation to convert the Fund from a closed-end fund to an open-end fund are discussed below.

      This Proxy Statement contains certain statements that may be deemed to be "forward-looking statements" including, but not limited to, projected expenses and expense ratios. Actual results could differ materially from those projected in the forward-looking statements as a result of actual expenses varying from estimates, changes in assumptions made and other factors.

COMPARISON BETWEEN CLOSED-END AND OPEN-END INVESTMENT COMPANIES

      Generally, closed-end funds, such as the Fund, neither redeem their outstanding stock nor engage in the continuous sale of new securities. Therefore, a closed-end fund operates with a relatively fixed capitalization. Stockholders who wish to buy or sell shares generally must do so through a broker-dealer, and pay or receive whatever price the market may bear. This price may be more or less than the net asset value per share of the closed-end fund's shares. In contrast, open-end funds issue redeemable securities entitling stockholders to surrender those securities to the fund and receive in return their proportionate share of the value of the fund's net assets (less any redemption fee charged by the fund and possible "sales load".) Also, open-end funds generally issue new shares at the fund's net asset value.

      In addition to these structural distinctions between the two types of funds, several other differences exist. These distinctions can give rise to advantages and disadvantages to the Fund if, on the one hand, it remains a closed-end fund or if, on the other hand, it converts to open-end status. The Board has considered the advantages and disadvantages to the Fund and its stockholders associated with remaining closed-end or converting to open-end form. The most significant advantages and disadvantages considered by the Board are discussed below.

ADVANTAGES OF CONVERTING TO AN OPEN-END INVESTMENT COMPANY

      1. ELIMINATION OF DISCOUNT, REDEEMABILITY OF SHARES. If the Fund converts to open-end status, stockholders will be able to realize the value of their shares by redeeming their shares at the then current net asset value of the shares less any applicable redemption fee, rather than at a discount from net asset value (less any brokerage costs) of the type that has characterized the Fund's shares. The Fund's average annual discount/premium by year computed as of the end of each month is as follows:

                                    Calendar Year Month End Averages
              --------------------------------------------------------------------------
                Date (As of December 31)                           Discount/Premium
              --------------------------------------------------------------------------
                1999 (January 1 - August 18)                            -11.76%
                1998                                                    -17.77%
                1997                                                    -19.58%
                1996                                                    -17.12%
                1995                                                    -12.16%
                1994                                                     -1.19%

                1993                                                     -2.07%
                1992                                                     -8.21%
                1991                                                     -9.55%
                1990                                                     -7.22%
                1989 (November 9 - December 31)                          19.23%

      From November 9, 1989 to August 18, 1999, the Fund's shares have traded on the New York Stock Exchange (the "NYSE") at prices ranging from 39.81% above to 27.54% below net asset value. On August 18, 1999, the closing price of a Fund share on the NYSE was 9.09% below its net asset value.

      Conversion to an open-end investment company will eliminate any discount and will allow stockholders of the Fund to realize promptly net asset value of the Fund's shares (subject to any redemption fee and the costs and potential time delays associated with disposing of securities received in-kind). However, it will also eliminate any possibility that the Fund's shares will trade at a premium over net asset value.

      Stockholders should note that if the proposal to convert the Fund to an open-end investment company is approved by the stockholders, the discount may be reduced prior to the date of conversion to the extent investors may purchase shares in the open market in anticipation of the prospect of the Fund becoming an open-end investment company. Since May 11, 1999, the date on which the Board announced that it would be exploring ways to reduce or eliminate the discount, the average weekly discount has been 8.99%, compared to 12.73% from January 1, 1999 to that date.

      2. ABILITY TO RAISE NEW CAPITAL THROUGH THE CONTINUOUS OFFERING OF SHARES. A closed-end fund is prohibited by the 1940 Act under most circumstances from issuing shares at a discount to net asset value. Therefore, as long as the Fund is trading at a discount to net asset value (and even if shares were to trade at a small premium), it is not generally possible to raise new capital, except by means of a rights offering. To the extent such rights are exercised at less than net asset value, as is usually the case, it would have a dilutive effect on the interests of non-participating stockholders. As an open-end investment company, the Fund would be able to sell shares to the public at net asset value (plus, if applicable, a sales load), which would enable it to offset the consequences of redemption requests. In addition, the ability to raise new capital would allow the Fund to achieve certain economies of scale and give the Fund additional flexibility to invest assets in furtherance of its investment objective, since with new cash flow the manager is able to reposition the portfolio or take advantage of new opportunities without having to sell other securities. No assurance can be given that the Fund can be successfully marketed in open-end form.

      3. VOTING RIGHTS. If Proposal 1(a) is approved, the Fund will not hold annual stockholder meetings unless required under the 1940 Act. The shares of the Fund currently are listed on the NYSE. NYSE rules generally provide for annual meetings of the stockholders of listed companies for the election of directors. If the proposal to convert the Fund to an open-end investment company is approved, the Fund's shares will be delisted and voting for the election of directors will be determined solely by reference to the 1940 Act and to the Maryland General Corporation Law. The Fund will not be required to hold an annual meeting in any year in which the election of directors is not required to be acted upon under the 1940 Act. By not holding annual stockholder meetings, the Fund will save the cost of preparing proxy materials and soliciting stockholders' votes on the usual proposals contained therein. Based on the number of outstanding shares and stockholders as of the Record Date, such costs could aggregate in the range of approximately $24,000 per year.

      Under the 1940 Act, the Fund would be required to hold a stockholders meeting if the number of directors elected by the stockholders were less than a majority of the total number of directors, to fill vacancies if less than two-thirds of the directors then holding office have been elected by the stockholders, if a change were sought in the fundamental investment policies of the Fund, if a material change were sought in the investment management agreement or in a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act, or for certain other matters. A meeting must also be called for the purpose of voting on the removal of a Director at the written request of holders of 10% or more of the Fund's outstanding shares.

      The holders of shares of the Fund will continue to have one vote for each share held on each matter submitted to a vote of stockholders if the Fund converts to an open-end investment company, except that each class of shares will have exclusive voting rights on any matter submitted to stockholders that relates solely to its distribution arrangements and separate voting rights on any matter submitted to stockholders in which the interests of one class differ from the interests of any other class. As noted above, the Fund plans to offer only one share class -- Common Class shares -- upon conversion to open-end status. Existing shares will be renamed Class "M" upon conversion and will no longer be offered.

      4. SHAREHOLDER SERVICES. If Proposal 1(a) is approved and the Fund becomes an open-end investment company, stockholders will have access to additional services, including the services listed below and the exchange privilege described in Item 5 below. Details of these services will be more fully disclosed in the Prospectus and Statement of Additional Information which the Fund will file with the Securities and Exchange Commission (the "SEC") to register its shares upon conversion to open-end status:

      - RETIREMENT PLANS AND UTMA/UGMA ACCOUNTS. The Fund will provide information about investing through a tax-advantaged retirement account, such as an Individual Retirement Account ("IRA"), or about opening a Uniform Transfers to Minors Act account or Uniform Gifts to Minors Act account.

      - AUTOMATIC MONTHLY INVESTMENT PLAN AND ACH ON DEMAND. The Automatic Monthly Investment Plan allows stockholders to authorize the Fund or its agent to debit their bank account monthly ($50 minimum) for the purchase of Fund shares on or about either the tenth or twentieth calendar day of each month. Stockholders may also purchase or redeem shares by calling the Fund on any business day to request direct debit or credit of their bank account through an ACH on Demand transaction.

      - AUTOMATIC CASH WITHDRAWAL PLAN. The Fund will offer investors an automatic cash withdrawal plan under which investors may elect to receive periodic cash payments of at least $250 monthly or quarterly.

      - DISTRIBUTION SWEEP. The Fund will offer investors the opportunity to reinvest their dividend and capital-gain distributions into another Warburg Pincus Fund in which they are shareholders (this service is not available for IRAs).

      5. EXCHANGE PRIVILEGE. If the Fund converts to an open-end format, stockholders will be allowed to participate in an exchange privilege that allows them to exchange their shares for shares of the corresponding class of the Warburg Pincus Funds, a family of open-end funds advised by CSAM. Class M stockholders will be able to exchange their shares for Common Class shares of Warburg

Pincus funds. (A 1.5% fee will apply to any exchange of the Fund's Class M shares for the one year period following the conversion.) In addition, owners of Common Class shares of Warburg Pincus funds will also be able to exchange their shares for Common Class shares of the Fund at net asset value. Exchanges of the open-end Fund's shares for shares of other funds will be a taxable transaction for federal income tax purposes. The Fund would have the right to refuse exchange purchases by any person or group if, in the Fund's view, such person or group is likely to engage in excessive trading. Details of the exchange privilege will be more fully disclosed in the prospectus and statement of additional information that the Fund will file with the SEC upon conversion.

      6. NYSE LISTING FEES. If the Fund were to become an open-end fund, it would no longer be listed on the NYSE. Delisting from the NYSE would save the Fund listing fees. Currently, these fees amount to approximately $16,000 per year.

      7. FEES AND EXPENSES. The overall expenses of the Fund (except for the investment advisory fees) are likely to increase following the Fund's conversion to open-end status. This increase is mainly attributable to the fact that the costs of maintaining and servicing an open-end investment company and its stockholders are expected to exceed those costs in closed-end fund companies. The Fund would bear expenses that it currently does not bear, including higher accounting and administration fees, higher transfer agency expenses, increased portfolio transaction expenses, and shareholder communications expenses. In addition, the expense ratio also could increase if the Fund's net assets decrease following conversion. CSAM has agreed to waive its investment advisory fees to the extent necessary to ensure that the Fund's overall ordinary operating expenses do not exceed 1.5% of net assets (their level for the fiscal year ended December 31, 1998) for at least the two-year period following open-ending. Without the waiver agreement in place, CSAM projects that the Fund's expense ratio would increase for Class M shares to approximately 1.8%, assuming no reduction in net assets upon open-ending.
This figure does not include extraordinary expenses associated with efforts to restructure the Fund (see note 1 to the "Annual Fund Operating Expenses" table below).

ADVANTAGES OF REMAINING A CLOSED-END INVESTMENT COMPANY

      1. PORTFOLIO MANAGEMENT. Because closed-end funds do not have to be concerned about maintaining cash to be able to pay redemptions, and because closed-end funds do not have inflows of new capital from offering new shares, such funds generally may be more fully invested than open-end funds. In contrast, many open-end funds maintain a buffer of cash and highly liquid assets to meet net redemptions and must consider cash flow needs when making investment decisions. Open-end funds face the possibility of having to liquidate portfolio securities to meet redemption demands at a time when the portfolio manager believes that the market price is low or otherwise wishes to retain the security. Closed-end funds, therefore, may invest with less emphasis on liquidity, and this consideration may contribute to disparities in investment performance between open-end and closed-end funds.

      The larger reserves of cash or cash equivalents required to operate as an open-end investment company when net redemptions are anticipated could reduce the Fund's investment flexibility and the scope of its investment opportunities. The Fund's portfolio might have to be restructured by selling portfolio securities to accommodate the need for larger reserves of cash or cash equivalents than would otherwise be maintained. In connection with any such restructuring, there may be an increase in transactional costs and portfolio turnover and an adverse effect on investment return.

      CSAM has advised the Fund's Board that it does not expect significant changes in the Fund's investment strategies as a result of open-ending, and that the Fund's current strategies do not rely primarily on the closed-end format. However, CSAM believes that to a limited degree certain investment opportunities in smaller capitalization and less liquid securities in which the Fund currently invests may not be available to the Fund after conversion to open-end status. This may have a negative impact on the Fund's total return performance. CSAM, however, has informed the Board that the Fund could still be substantially invested in equity securities of Portuguese companies in furtherance of its objective and consistent with its investment policies. The open-end format would require management of cash flow for incoming and outgoing cash. It is likely that this difference also may cause a sacrifice in total return performance. However, CSAM handles cash flow management for other open-end funds, and while cash flow adds a complexity to fund management, CSAM has advised the Board that it normally should not disrupt portfolio strategy.

      2. LIQUIDITY. An open-end investment company is subject to 1940 Act requirements that no more than 15% of its net assets may be invested in securities that are illiquid. The Fund currently operates subject to a self-imposed limit under which it may invest up to 15% of its assets in the aggregate in unlisted Portuguese equities, including investments in new and early stage companies. If the Fund is converted to an open-end fund, it will be statutorily restricted from investing more than 15% of its net assets in illiquid securities. The Fund, unlike other closed-end country or regional funds managed by CSAM, does not currently seek to enhance its returns by making private equity investments. As of June 30, 1999, the Fund held no illiquid securities in its portfolio. Since the Fund already operates under a self-imposed 15% liquidity restriction and has not sought to enhance its returns by making private equity investments, the change to open-end status and the corresponding statutory liquidity restrictions should have no effect on the investment strategies of the Fund. Moreover, CSAM believes that the improved liquidity of the Portuguese markets generally should enable the Fund to operate in the open-end format.

      3. EXPENSES; POTENTIAL NET REDEMPTIONS. As discussed above, conversion of the Fund to open-end status could result in an eventual increase in the Fund's expenses as a percentage of average net assets because the Fund would bear certain expenses that it currently does not bear. If Proposal 1(a) is not adopted the Fund will not bear these additional expenses.

      Conversion to an open-end investment company could result in immediate redemptions of Fund shares, which could be substantial, and, consequently, result in a marked reduction in the size of the Fund. Conversion to an open-end investment company may create an incentive for stockholders to capitalize on the elimination of the Fund's historical discount by redeeming their shares. In addition, market professionals and other investors who view closed-end funds as arbitrage opportunities could have taken or could take sizable positions in shares of the Fund prior to conversion for the purpose of profiting through redemption immediately following an open-ending. This arbitrage phenomenon could serve to increase the percentage of Fund shares subject to redemption requests. Other closed-end funds that have converted to open-end format have experienced redemptions that exceed sales after conversion. The Fund bears the risk that such net redemptions after conversion to open-end status could be substantial.
A decrease in net assets could result in less diversification or in smaller portfolio positions in its investments, which could adversely affect total return performance. In addition, as a result of any decrease in size resulting from redemptions, the Fund could experience a further increase in its expense ratio. CSAM projects that if the Fund's net assets decrease by 50% from the present size of $82,071,817 due to redemption requests, for example, the Fund's expense ratio would increase to approximately 2.14% for Class M shares, although the waiver agreement agreed to by CSAM would limit total ordinary operating expenses to 1.5% during the first two years following open-ending. A higher expense ratio would lower the Fund's total return performance.

      Massive redemptions shortly following open-ending could impose significant costs in the remaining stockholders, including substantial sales of portfolio securities in order to raise cash to meet redemption requests at potentially less than optimum prices as well as possibly triggering the realization of taxable gains upon such sales. To accommodate stockholders who desire an opportunity to liquidate their investment while protecting the interests of stockholders who elect to stay in the Fund, the Fund will impose a fee of 1.5% on cash redemptions and exchanges of Class M shares for the one year period following the conversion to open-end status. The Fund will also afford stockholders the option to elect to receive redemptions in excess of $250,000 in-kind without the imposition of any redemption fee. Both in-kind redemptions and redemptions by exchanges will result in the recognition by the redeeming shareholder of gain or loss for federal income tax purposes based upon the difference between the fair market value of the securities received and the basis of the shares redeemed. Significant net redemptions could cause the Fund to become too small to be considered economically viable. Ronald Olin, on behalf of Deep Discount Advisors, has in the past expressed his opposition to open-ending. If Proposal 1(a) is adopted, he may redeem all the shares he controls (32.8% of the outstanding shares of the Fund according to Mr. Olin's public filings). See "Deep Discount Advisors" below.

      4. POTENTIAL TAX CONSEQUENCES. If the Fund experiences net redemptions after converting to open-end form, the Fund would be required to sell portfolio securities. If any of the Fund's portfolio securities that have appreciated in value since purchased were to be sold, this would result in realization of capital gains. While as of August 18, 1999, the unrealized depreciation of the Fund's portfolio securities was $2,914,761, the portfolio activity that may be necessitated by redemption requests following conversion possibly could result in the realization of capital gains by the Fund, in addition to those historically incurred in the ordinary course of the Fund's investment activity, which would be distributed to stockholders. Such distributions would be taxable to the stockholders who receive them. As of August 18, 1999, based on a share's net asset value of $15.04, the Fund had no net undistributed realized short-term capital gains and net undistributed realized long-term capital gains of $1.82 per share. On July 28, 1999, the Fund announced an estimated distribution of $0.93 per share to stockholders of record as of September 10, 1999, with an ex-dividend date of September 8, 1999, payable on September 24, 1999. This estimated distribution constitutes $0.11 per share of ordinary income and $0.82 per share of net realized long-term capital gains. Distributed net short-term capital gains are taxable to recipient stockholders as ordinary income and long-term capital gains are taxable as capital gains. Accordingly, the actions of redeeming stockholders may have adverse tax consequences for the Fund and its remaining stockholders. However, as noted above, the Fund will afford stockholders the option to elect to receive the proceeds of redemptions in excess of $250,000 in kind. To the extent stockholders make this election, the Fund may avoid having to sell appreciated portfolio securities and realizing capital gains which it would in turn be required to distribute to remaining Fund stockholders.

      Even in the absence of conversion, unrealized capital appreciation may be realized in the future. However, if there are redemptions due to the conversion, the gains will be realized sooner than they would have been under the closed-end format. A non-redeeming shareholder who receives a capital gain distribution resulting from sales of portfolio investments necessitated by redemptions in connection with the conversion will realize a smaller gain (or a larger loss) upon a subsequent redemption of shares, as the Fund's distribution of such capital gains will reduce the net asset value of the shareholder's shares.

      5. DIVIDENDS. The Fund intends to continue to provide the opportunity for stockholders to reinvest dividends and capital gains distributions into additional shares of the Fund in open-end form. Effective upon conversion to an open-end investment company, such reinvestment in shares would be made at net asset value, rather than, as is currently the case, at the lesser of market value plus commissions or net asset value. As a result, stockholders would no longer be able to reinvest distributions into additional shares of the Fund at a discount to net asset value. Class M stockholders will have the opportunity to reinvest dividends and capital gains distributions of the Fund, if any, into Common Class shares of the Fund. Common Class shares are not subject to the 1.5% fee on redemptions or exchanges.

      6. NYSE LISTING. The Fund is currently listed on the NYSE. Conversion to an open-end fund would result in delisting of the Fund's shares, an event that may be perceived by some as disadvantageous because some investors may consider a listing on the NYSE to be important.

      7. BLUE SKY COSTS. Because the Fund is listed on the NYSE, the offering of its shares is not required to be registered under the securities laws of most states. As an open-end investment company, the Fund would be required to qualify its shares for sale in the states.

COMPARATIVE INVESTMENT STRATEGIES AND RISKS

      The Fund's investment objective will continue to be total return, consisting of capital appreciation and current income upon its conversion to open-end status. In seeking to achieve its objective, the Fund will also continue to invest substantially all of its assets, but in no event less than 75% of its assets, in Portuguese equity securities. As part of its evaluation of the Fund's conversion to open-end status, the Board, based on CSAM's recommendation, authorized a change to the Fund's non-fundamental investment policy relating to investments in illiquid securities. Currently, the Fund may not invest more than 15% of its net assets in securities that are illiquid (including investments in new and early stage companies), provided that not more than 3% of the Fund's assets in the aggregate may be invested in unlisted securities of Portuguese companies that (together with any predecessor companies), at the time of investment, had less than one year of operations ("start-up companies"). Although the Fund will continue to be limited to investing no more than 15% of its net assets in illiquid securities upon conversion to open-end status, the Board approved CSAM's recommendation to remove the additional 3% limitation relating to investments in start-up companies to conform the Fund's policy to those of the Warburg Pincus funds.

COMPARATIVE EXPENSE INFORMATION

      The expenses of the Fund before and after open-ending will differ. Specifically, the expenses of the Fund after open-ending are expected to be higher; however, CSAM has agreed to waive its investment advisory fees to the extent necessary to ensure that the total ordinary operating expenses of the Fund do not exceed 1.5% of net assets during at least the first two years following conversion to open-end status.

      1. FEE TABLE. Set forth below is a comparison of the Fund's annual operating expenses and stockholder transaction expenses as of December 31, 1998 as a closed-end fund and those expenses that would apply to current stockholders holding Class M and Common Class shares of the Fund upon conversion. As noted above, if open-ending is approved, shares of the Fund previously held in closed-end form will be renamed Class "M" shares and a new class of shares -- Common Class -- would be offered to the public.

                     ASSUMING CONVERSION TO OPEN-END STATUS
                         ANNUAL FUND OPERATING EXPENSES

                                                   (CLOSED-END)          (OPEN-END)(1)
                                                   ------------     ---------------------
                                                                    COMMON
                                                                    ------
                                                                     CLASS        CLASS M
                                                                     -----        -------
                                                                    SHARES
                                                                    ------

SHAREHOLDER FEES: (FEES PAID DIRECTLY FROM
   YOUR INVESTMENT)
Maximum Sales Charge (Load)
   Imposed on Purchases (as a % of
   offering price...........................         None(2)          None          None
Maximum Deferred Sales Charge
   (Load) (as a % of redemption
   proceeds)................................          None            None          None
Maximum Sales Charge (Load)
   Imposed on Reinvested
   Dividends/Distributions..................          None            None          None
Redemption Fee (as % of amount
   redeemed, if applicable).................          None            None          1.5%(3)
Exchange Fee................................          None            None          1.5%(4)

ANNUAL FUND OPERATING EXPENSES:
   (EXPENSES THAT ARE DEDUCTED FROM
   FUND ASSETS)
Advisory Fee (after waiver)(5)..............          1.0%            1.0%          1.0%
Other Expenses..............................          .50%            .55%          .55%
Advisory Fee Waiver.........................           None           .05%          .05%
Total Annual Fund Operating
   Expenses.................................          1.5%            1.5%          1.5%


(1) Estimated for the Fund's current fiscal year ending December 31, 1999, based on the proposed fee schedule for open-end operations and expenses incurred by the Fund during its most recent fiscal year and assuming no change in the Fund's aggregate net assets. "Other Expenses" do not include extraordinary expenses associated with efforts to restructure the Fund. If such expenses had been included, "Other Expenses" would have been increased to .90% and .90%, for Common Class shares and Class M shares, respectively. Also, as reflected below under "Expenses; Potential Net Redemptions," significant redemptions from the Fund would result in an increase of expenses.

(2) The underwriting spread (sales load) imposed on purchases made during the initial offering period in 1989 was 7%. Purchases and sales made thereafter on the NYSE or otherwise through broker-dealers were subject to customary brokerage commissions which vary. With respect to shares issued in connection with the Fund's dividend reinvestment plan, to the extent the plan agent is required to purchase shares on the NYSE stockholders may also incur brokerage commissions.

(3) A 1.5% redemption fee, which is retained by the Fund, is imposed on all cash redemptions of Class M shares for the one year period following conversion.

(4) Class M shares exchanged for other Warburg Pincus fund shares pursuant to the Exchange Privilege, as described above, will be subject to the 1.5% redemption fee at the time of the exchange during the one year period after the conversion of the Fund to open-end form.

(5) For its services, CSAM pursuant to its advisory agreement with the Fund, CSAM is entitled to be a fee computed weekly and paid quarterly at an annual rate of 1.20% of the first US$50 million of the Fund's average monthly assets, 1.15% of the next $50 million of the Fund's monthly net assets and 1.10% of amounts over $100 million. Upon the termination by the Fund of its sub-advisory relationship with Souja & Beta--(Dealers), S.A., which had been entitled to receive from CSAM a sub-advisory fee equal to all advisory fees in excess of 1.00% of the Fund's monthly net assets received by CSAM, CSAM agreed to waive that portion of its advisory fee.

      Set forth below are examples which show the expenses that an investor in the Fund would pay on a $10,000 investment if the Fund remained closed-end compared to those expenses which an investor would incur if the Fund were converted to an open-end format, assuming a 5% annual return, based upon the expense ratios set forth above.

THE PORTUGAL FUND AS OF DECEMBER 31, 1998 (CLOSED-END FORM):

Fees and expenses if you sold shares after:

1 Year           $       153
3 Years          $       474
5 Years          $       818
10 Years         $     1,791

PRO FORMA EXPENSE RATIOS OF THE PORTUGAL FUND AS OF DECEMBER 31, 1999 (OPEN-END
FORM):

Fees and expenses if you sold shares after:

                    --------------
                       Class M
                    --------------
1 Year                $    303*
3 Years               $    544
5 Years               $    962
10 Years              $  2,127

-------------------
* reflects the 1.5% redemption fee applicable in the first year after conversion.

Fees and expenses if you did not sell your shares after:

                    --------------
                       Class M
                    --------------
1 Year                $    153
3 Years               $    544
5 Years               $    962
10 Years              $  2,127

The examples are not an illustration of past or future investment results and should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

      2. INVESTMENT ADVISORY FEES. In connection with the proposal to open-end the Fund, CSAM has agreed to waive its investment advisory fee to the extent necessary to ensure that the total ordinary operating expenses of the Fund do not exceed 1.5% of net assets during at least the first two years following conversion to open-end status.

      3. OTHER OPERATING FEES AND NEW SERVICE PROVIDERS. As a closed-end fund, the Fund does not generally incur the types and levels of expenses that an open-end fund does. As an open-end fund, the Fund would incur higher transfer agency, accounting and administration costs, as well as other costs typically incurred by open-end funds. The Fund would also enter into agreements with new service providers that currently provide services to other open-end funds managed by CSAM. As discussed above, however, CSAM would continue to serve as investment adviser to the Fund and Brown Brothers Harriman & Co. would remain as the Fund's custodian.

      4. REDEMPTION FEES. To accommodate stockholders who desire an opportunity to liquidate their investment while protecting the interests of stockholders who elect to stay in the Fund, the Fund will impose a redemption fee of 1.5%, payable to the Fund, on cash redemptions and exchanges of all Class M shares during the one year period following the conversion to open-end status.

      5. REDEMPTIONS IN-KIND. Upon conversion, the Fund would afford stockholders the option to receive the proceeds of redemptions in excess of $250,000 in-kind without the imposition of any redemption fee. A redemption in-kind will be effected by a distribution of portfolio securities in lieu of cash. The Fund will value such securities at the same value used to determine net asset value and will distribute securities pro rata unless such pro rata distribution is impracticable in which case securities will be distributed in a manner deemed to be fair and equitable by the Board of Directors. Such in-kind redemptions will result in the redeeming shareholder recognizing gain or loss for federal income tax purposes. Stockholders receiving securities and selling them could receive less than the redemption value of such securities and will further incur certain transaction costs related to transfer and delivery of the securities to the stockholders from the Fund (generally, certain custody and transfer-related expenses), which will be deducted from the redemption proceeds. Such stockholders will also incur transaction costs upon the disposition of the securities redeemed. Such a redemption would not be as liquid as a redemption entirely in cash. The Fund expects to file, if necessary, an application with the SEC for exemptive relief to permit stockholders who are affiliates of the Fund by virtue of ownership of 5% or more of the outstanding shares ("affiliated stockholders") to redeem in-kind. However, there are no assurances that the Fund will obtain such relief. If the Fund fails to obtain such relief, it will pay any redemption proceeds to affiliated stockholders in cash.

CONVERSION TO AN OPEN-END INVESTMENT COMPANY

      (a) CHANGING THE FUND'S SUB-CLASSIFICATION AND AMENDING AND RESTATING THE FUND'S ARTICLES OF INCORPORATION

      CHANGING THE FUND'S SUB-CLASSIFICATION

      The conversion of the Fund to an open-end investment company will be accomplished, subject to shareholder approval, by: (i) the filing of Articles of Amendment and Restatement (the "Amended Articles of Incorporation") with the State Department of Assessments and Taxation of Maryland to amend and restate the Fund's Articles of Incorporation, and (ii) changing the Fund's sub-classification under the 1940 Act from a closed-end investment company to an open-end investment company. In addition, since shares of an open-end investment company are offered to the public on a continuous basis, the Fund intends to enter into a Distribution Agreement with the same distributor that acts as such in the Warburg Pincus funds on a no-load basis, pursuant to which, such distribution will use appropriate efforts to solicit orders for the sale of the Fund's Common Class shares. A registration statement for the Fund under the Securities Act and the 1940 Act covering the offering of the shares of the Fund will be filed as well as appropriate state securities law notices.

      Certain costs, many of which will be nonrecurring, will be incurred in connection with the conversion from a closed-end to an open-end investment company, including costs associated with the seeking of necessary regulatory clearances, the preparation of a registration statement, including a prospectus and statement of additional information as required by federal securities laws (including printing and mailing costs), the costs of preparing this Proxy Statement, transfer agent fees relating to the conversion, and legal fees and accounting fees related to the foregoing. CSAM estimates that these additional costs, which will be paid by the Fund, will be approximately $290,000. CSAM anticipates that substantially all of these costs will be incurred prior to the effective date of the conversion.

      The Fund believes that neither the Fund nor its stockholders will realize any gain or loss for federal income tax purposes as a result of the Fund's conversion. However, stockholders will recognize a gain or loss if they later redeem their shares to the extent that redemption proceeds are greater or less than the respective adjusted tax bases of their redeemed shares. Payment for any such redemption (less the 1.5% redemption fee applicable to Class M stockholders) normally will be made within one day after receipt of a proper request for redemption, in accordance with redemption procedures that will be specified in the Fund's Prospectus. The Fund may suspend the right of redemption or postpone the payment dates under certain extraordinary circumstances in accordance with the rules of the SEC.

      AMENDING AND RESTATING THE FUND'S ARTICLES OF INCORPORATION

      CONVERSION. If the proposed conversion to open-end status is approved, the conversion of the Fund to an open-end investment company will be accomplished by amending and restating the Fund's Articles of Incorporation to authorize the issuance of redeemable securities at net asset value, subject to any applicable redemption fees, and to provide that the Fund's outstanding common stock will be redeemable at the option of the stockholders. In connection with such amendments to the Articles of Incorporation, the Board will make any necessary conforming changes to the Bylaws of the Fund. A copy of the proposed Amended Articles of Incorporation is attached hereto as Exhibit A.

      QUORUM. The Articles of Incorporation are proposed to be amended to provide that the presence in person or by proxy of stockholders entitled to cast one-third of the votes entitled to be cast constitutes a quorum for a meeting of stockholders. Under Maryland law, unless the charter of a corporation provides otherwise, the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast constitutes a quorum for a meeting of stockholders. Currently, the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast constitutes a quorum at shareholder meetings.

      REDEMPTION FEES. The proposed amended Articles of Incorporation also provide the Board with the authority to impose a fee upon redemptions of the Fund's shares.

      INCREASED SHARE CAPITAL. The Fund's current Articles of Incorporation authorize the issuance of 100 million shares of common stock with a par value of $.001 per share. In connection with Proposal 1(a), the Fund's Articles of Incorporation are proposed to be amended to provide for an increase in the amount of authorized capital stock to 500 million shares, to rename the existing share Class "M" shares and create a new class entitled "Common Class shares" and set the rights and privileges of such classes. As also provided in the current Articles of Incorporation, the Board will have the ability to create additional share classes and to describe the rights and privileges of each such class. Moreover, as the Board of an open-end fund, the Board will be authorized to increase the amount of authorized capital stock going forward without shareholder approval and to utilize the ability to create new classes or series of shares of the Fund.

      DELETION OF ANTI-TAKEOVER PROVISIONS. The Board has recommended certain other amendments to the Fund's Articles of Incorporation (including the elimination of the "anti-takeover provisions) that would facilitate the conversion to open-end status. Specifically, the Board has recommended the following amendments to the Fund's Articles of Incorporation: (i) to declassify the Board, (ii) to eliminate super-majority voting requirements and provisions that limit the ability of others to acquire control of the Fund as well as the Fund's freedom to engage in particular transactions, and (iii) to eliminate the requirement that the number of directors not exceed 9 and that directors may only be removed by the affirmative vote of 66-2/3% of the votes entitled to be cast for election of directors.

      These further amendments to the Fund's Articles of Incorporation eliminate certain provisions that are intended to have the effect of limiting (i) the ability of other entities and persons to acquire control of the Fund, (ii) the Fund's freedom to engage in certain transactions, and (iii) the ability of the Fund's stockholders to effect changes in the Fund's Board. The need for such "anti-takeover" provisions would no longer exist once the Fund is converted to an open-end investment company.

      The proposed amendments to the Fund's Articles of Incorporation eliminate the provisions in the Articles of Incorporation creating the classified Board. Currently, the Articles of Incorporation provide that the Board will be divided into three classes of directors. The term of office of the first class expired on the date of the next annual meeting of stockholders that followed the initial annual meeting, the term of office of the second class expired on the date of the second next annual meeting following the initial annual meeting of the stockholders and the term of the third class expired on the date of the third next annual meeting following the initial annual meeting of the stockholders. The current Articles of Incorporation specify that at each subsequent annual election, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified.

      The elimination of the classified Board will permit the Fund to dispense with annual shareholder meetings, except when required by law to hold such meetings. Maryland corporate law provides that, if the articles of incorporation or by-laws of either an open-ended or closed-ended fund registered under the 1940 Act so provide, then the fund is not required to hold an annual stockholders' meeting in any year in which the election of directors is not required to be acted upon under the 1940 Act. Currently, the Fund's Articles of Incorporation and By-Laws do not have any such provisions, but such provisions will be included in the proposed amended By-Laws. If Proposal 1(a) is approved and implemented, the Fund will therefore not be required to hold an annual meeting in any year in which the election of Directors is not required to be acted upon under the 1940 Act. The Fund does not intend to hold annual meetings in any year in which it is not so required. By not having to hold annual stockholders' meetings, the Fund would save the costs of preparing proxy materials and soliciting stockholders' votes on usual proposals contained therein. Based on the number of outstanding shares and stockholders as of the date of this Proxy Statement, such costs could aggregate approximately $24,000 per year.

      The Fund would nevertheless be required to hold a meeting of stockholders when shareholder approvals are necessary under the 1940 Act or Maryland law. Under the 1940 Act, the Fund would be required to hold a stockholders meeting if the number of directors elected by the stockholders were less than a majority of the total number of directors, to fill vacancies if less than two-thirds of the directors then holding office have been elected by the stockholders, if a change were sought in the fundamental investment policies of the Fund, if a material change were sought in the investment management agreement or in a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act, or for certain other matters. Maryland law requires the Secretary to call a special meeting of stockholders when requested in writing to do so by the stockholders entitled to cast at least 25% of all the votes entitled to be cast at the special meeting upon payment by such stockholders of the cost of preparing and mailing the notice of the meeting; provided, however, that, unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at a special meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the proceeding twelve months. In addition, under the 1940 Act, the Fund will be required to call a special meeting of stockholders to remove directors if requested by stockholders entitled to cast 10% of the votes entitled to be cast at the meeting.

      The Amended Articles of Incorporation would eliminate the requirement that the number of directors shall never be more than 9, as well as the requirement that a director may be removed only by the affirmative vote of 66-2/3% of the votes entitled to be cast for the election of directors. The vote is higher than the majority required under the Maryland General Corporation Law in the absence of a charter provision otherwise.

      In addition, the Amended Articles of Incorporation remove certain provisions that limit the Fund's ability to consolidate with or merge with any "Principal Shareholder." Moreover, the Amended Articles of Incorporation remove certain provisions that limit the Fund's ability to liquidate or dissolve the Fund. Under the Articles of Incorporation, the affirmative vote of 66-2/3% of the votes entitled to be cast by stockholders of the Fund would be required to authorize the liquidation or dissolution of the Fund (in the absence of the approval of the liquidation or dissolution by a majority of the Continuing Directors, as defined below) or any of the following transactions: (i) merger, consolidation or share exchange of the Fund with or into any Principal Shareholder (as defined below); (ii) issuance of any securities of the Fund to any Principal Shareholder for cash (other than pursuant to a dividend reinvestment and cash purchase plan); (iii) sale, lease or exchange of all or any substantial part of the assets of the Fund to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000); or (iv) sale, lease or exchange to the Fund, in exchange for securities of the Fund, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000). A Principal Shareholder is defined as any corporation, person or entity that directly, or indirectly through affiliates, is the beneficial owner of more than 5% of the outstanding shares of the Fund. However, such vote will not be required with respect to (i) through (iv) above if the Continuing Directors of the Fund (those Directors who were either members of the Board upon the initial offering of the Fund's shares or subsequently became Directors and whose election was approved by the Continuing Directors then on the Board) approve the transaction under certain conditions.

      These "anti-takeover provisions" were intended to have the effect of making it more difficult and time-consuming to change majority control of the Board without its consent and thus to reduce the Fund's vulnerability to an unsolicited takeover proposal and to render more difficult the accomplishment of a merger or the assumption of control by any Principal Shareholder. The conversion of the Fund to an open-end investment company would eliminate the need for these precautionary measures. Therefore, the Board has considered and approved, subject to shareholder approval, the proposed Amended Articles of Incorporation (attached as Exhibit A hereto) eliminating these "anti-takeover" provisions.

         The following chart summarizes the key differences between the Fund's current Articles of Incorporation and the Amended Articles of Incorporation as discussed in this Proxy Statement:


                                                 CURRENT ARTICLES                       AMENDED ARTICLES
                                                 ----------------                       ----------------
Corporate Purpose....................    To function as a closed-end            To function as an open-end
                                         management investment company under    management investment company under
                                         the 1940 Act                           the 1940 Act

Capital..............................    Authorized capital stock of 100        Increase authorized capital stock to
                                         million shares, all of one class       500 million shares, maintain par
                                         called Common Stock, with a par        value at $.001 per share and create
                                         value of $.001 per share               one additional class of shares,
                                                                                designated "Common Class shares";
                                                                                Rename the existing share class
                                                                                "Class M" which will convert to
                                                                                Common Class shares one year after
                                                                                conversion.

Shareholder Voting...................    Majority on most matters;              Supermajority voting requirements
                                         Supermajority (i.e., 66-2/3%)          eliminated; Substantially all
                                         necessary to approve open-ending,      matters that require shareholder
                                         mergers, reorganizations and other     approval to be decided by majority
                                         business combinations with any         vote
                                         Principal Shareholder and for
                                         dissolution unless approved by a
                                         majority of "Continuing Directors"
                                         in which case a majority vote would
                                         generally be required (with the
                                         exception of open-ending).

Issuance of Redeemable
Securities............................   Not Permitted                          Permit shares to be redeemed at net
                                                                                asset value subject to payment of
                                                                                such redemption charges as may be
                                                                                set by Board


                                      -19-

Structure of Board of
Directors............................    Classified (staggered) Board divided   Eliminate classified structure and
                                         into three classes, each class         the limitation of the number of
                                         having a term of 3 years; Maximum      Directors and the supermajority
                                         number of Directors is nine and        (i.e., 66-2/3%) vote necessary to
                                         Directors may only be removed upon     remove
                                         the affirmative vote of 66-2/3% of
                                         the stockholders

Quorum for Shareholder
Meetings.............................    Not specified in the Articles of       Specify one-third quorum requirement
                                         Incorporation, but the By-Laws
                                         provide for a majority of the votes
                                         entitled to be cast at a meeting of
                                         stockholders to constitute a quorum

Annual Shareholder
Meetings.............................    Required to Elect Directors            No longer required unless the
                                                                                Director must be elected by the
                                                                                stockholders in accordance with the
                                                                                1940 Act

DEEP DISCOUNT ADVISORS

      Mr. Olin, on behalf of Deep Discount Advisors, Inc. has expressed his opposition to an open-ending proposal that had been discussed at a meeting with Mr. Olin and three of the Fund's six Directors on July 13, 1999. The basis for his stated opposition, as described in Amendment No. 5 to the Schedule 13D of Deep Discount Advisors, Inc. dated August 2, 1999, was that (i) stockholders would be required to pay a fee upon redemption; (ii) it might force large stockholders to incur considerable trouble and expense to sell Portuguese securities delivered via in-kind redemptions; and (iii) the likelihood that the approval of two-thirds of the stockholders needed to open-end the Fund could not be achieved. Further, he expressed his belief that the remaining assets in the Fund after redemptions would not allow it to survive as a viable economic entity, and that a merger proposal or the commencement of an aggressive buy-back program coupled with other actions seeking to enhance performance would present far better alternatives to the Fund to enhance long-term shareholder value than open-ending. If the shares Mr. Olin controls (which he has disclosed represents 32.8% of the outstanding shares of the Fund) are voted against Proposal 1(a), in all likelihood it would fail to win the necessary two-thirds approval. Mr. Olin has also informed the Fund that, if the Fund is open-ended, he intends to redeem all the shares he controls. Significant net redemptions could cause the Fund to become too small to be considered economically viable. In such circumstances, the Board would consider alternatives to continuing the Fund's operations, but has no plans to pursue such alternatives at this time.

AGGRESSIVE BUY-BACK PROGRAM

      If Proposal 1(a) is not approved, the Fund has committed to engage in an enhanced and aggressive buy-back program of the Fund's shares whenever those shares trade at more than a nominal discount to net asset value. Shares would be repurchased in open market transactions at prevailing market prices from time to time in a manner consistent with the Fund continuing to seek its investment objective. Repurchasing the Fund's shares at a discount would seek to enhance shareholder value since it would provide liquidity to those stockholders who elect to sell their shares and would increase the net asset value of the shares held by those who wish to retain their investment in the Fund. In accordance with its fiduciary duties to the Fund, the Board would direct management to report repurchase activity to the Board periodically. While the Board currently believes that a share repurchase program would be appropriate, there can be no assurance that the repurchases would reduce the level of discount at which the Fund's shares currently trade. Further, if such an aggressive repurchase program were to continue indefinitely, it is possible that the Fund might become so small as to be untenable in closed-end form, in which case the Fund may need to be liquidated. Also, an extended repurchase program requiring cash in excess of the Fund's normal cash levels would require liquidation of portfolio holdings which could result in adverse tax consequences for stockholders. Finally, if the repurchase program resulted in a significant reduction to the Fund's assets it is possible that the Fund's expense ratio could increase.

      The Fund's proposed repurchase program would be conducted in compliance with the certain limitations set forth in Rule 10b-18 under the Securities Exchange Act of 1934. These limitations generally provide that (i) all purchases be conducted through only one broker or dealer on a single day;
(ii) purchases be made only during specified time periods and at specified prices; and (iii) purchases satisfy certain volume requirements. These limitations may adversely affect the ability of the Fund to purchase shares at the times or in the amounts that the Fund would otherwise do under the share repurchase program.

VOTE REQUIRED

      Approval of Proposal 1(a) requires the affirmative vote of 66-2/3% of the votes entitled to be cast at the meeting.

      THE BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE CONVERSION OF THE FUND TO AN OPEN-END INVESTMENT COMPANY AND THE RELATED CHANGES IN THE FUND'S ARTICLES OF INCORPORATION.

      (b)  AMENDING THE FUND'S FUNDAMENTAL INVESTMENT POLICY RELATING TO
           BORROWINGS

      The Fund has a current fundamental policy which limits permissible borrowings to 10% (taken at the lower of cost or current value) of its total assets (not including the amount borrowed) in temporary or emergency purposes or for the clearance of transactions. The Board recommends that stockholders approve a modification to this policy, as permitted under the 1940 Act, which in effect would allow the Fund (i) to borrow from banks and enter into various borrowing devices, such as reverse repurchase agreements and dollar rolls, for temporary or emergency purposes, such as meeting redemption requests, provided that any borrowings by the Fund may not exceed 33 1/3% of total assets, and (ii) to pledge its assets to the extent necessary to secure permitted borrowings. This change is consistent with current SEC pronouncements and the investment policies of other mutual funds advised by CSAM. The Fund would continue its existing policy of not making additional investments when borrowings exceed 5% of its assets.

      If approved by stockholders, the fundamental investment policy relating to borrowings would be amended to read in its entirety as follows:

      "The Fund may not issue senior securities, borrow money or pledge its assets, except that the Fund may borrow money as permitted under the 1940 Act, as may be amended from time to time, and may also pledge its assets to secure such borrowings. For the purposes of this investment restriction, collateral arrangements with respect to the entry into currency transactions, the writing of options or the purchase or sale of futures contracts or options on futures contracts are not deemed a pledge of assets or the issuance of a senior security."

      If Proposal 1(a) is not approved, Proposal 1(b) will not be implemented even if approved by stockholders.

VOTE REQUIRED

      Approval of Proposal 1(b) requires the affirmative vote of the holders of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act).

      YOUR FUND'S DIRECTORS RECOMMEND THAT STOCKHOLDERS APPROVE THE CHANGE TO THE FUND'S FUNDAMENTAL INVESTMENT POLICY RELATING TO BORROWING.

                        PROPOSAL 2: ELECTION OF DIRECTORS

         The second proposal to be submitted at the Meeting will be the election of directors of the Fund. Proposal 2 has two parts: Proposal 2(a) proposes for election two Directors to serve on the Board of the Fund if Proposal 1(a) is not approved and Proposal 2(b) proposes to re-elect the six incumbent Directors to serve on the Board if Proposal 1(a) is approved.

         (a)  Closed-end Fund Board

         Pursuant to the Fund's Articles of Incorporation, the Board is currently divided into three classes, each class having a term of three years. Each year the term of office of one class expires and the successor or successors elected to such class will serve for a three-year term. James J. Cattano and Richard W. Watt are directors whose current term expires on the date of this Meeting. Messrs. Cattano and Watt have been nominated for a three-year term to expire at the 2002 annual meeting, if Proposal 1(a) is not approved. Each nominee is a current director whose term expires on the date of the Meeting and, if elected, will serve until the 2002 Annual Meeting of the Fund and hold office for a term of three years and until his successor is elected and qualified.

      Mr. Cattano has been a member of the Board of the Fund since 1989. Mr. Watt has been a member of the Board of the Fund since 1997.

      (b) Open-end Fund Board

      As noted herein, if Proposal 1(a) is approved, the Fund will be reorganized as an open-end fund. Assuming the approval of Proposal 1(a), the Fund would no longer hold an annual meeting for the purposes of, among other things, electing Directors annually. The directors of the Fund would not be elected in staggered terms of three years, but would be elected to serve until the next meeting of stockholders, if any, called for the purpose of electing directors and until the election and qualification of a successor or until such director sooner dies, resigns or is removed as provided in the Fund's Amended Articles of Incorporation.

      The Board of Directors has nominated all the Directors currently in office to continue to serve as Directors upon conversion of the Fund into an open-end fund if Proposal 1(a) is adopted. It is intended that the proxies will be voted for the election of the nominees described in (c) below if Proposal 1(a) is adopted.

      All nominees listed below have consented to serve as Board members of the Fund, if elected. In case any nominee shall be unable or shall fail to act as a Board member by virtue of an unexpected occurrence, the proxies may be voted for such other person(s) as shall be proposed by the Board by the persons acting under the proxies in their judgment.

      (c) Information Common to Proposals 2(a) and 2(b)

      The following table sets forth certain information regarding the nominees for election to the Board of the Fund, the directors of the Fund and the officers and directors of the Fund as a group. Each of the nominees, the directors and the officers of the Fund has sole voting and investment power with respect to the Shares shown. Each nominee, each director and the officers and directors of the Fund as a group owns less than one percent of the outstanding Shares of the Fund.

      Each nominee has indicated an intention to continue to serve if elected and has consented to being named in this Proxy Statement. Each nominee or director who is deemed an "interested person" of the Fund, as defined in the 1940 Act, is indicated by an asterisk in the following table. Messrs. Priest and Watt are interested persons of the Fund by virtue of their position as director and/or officer of CSAM.

                                       SHARES          CURRENT PRINCIPAL        LENGTH OF SERVICE AS       MEMBERSHIP ON BOARDS
                                    BENEFICIALLY        OCCUPATION AND           DIRECTOR AND TERM          OF OTHER REGISTERED
                                      OWNED ON       PRINCIPAL EMPLOYMENT          OF MEMBERSHIP         INVESTMENT COMPANIES AND
                                     AUGUST 23,      DURING THE PAST FIVE           ON BOARD OF                PUBLICLY HELD
    NAME (AGE)                         1999                 YEARS                    THE FUND                   COMPANIES
---------------------------------- ---------------  -----------------------  --------------------------  -------------------------

Enrique R. Arzac (57).......                700     Professor of Finance     Since 1996; current term    Director of nine other
   Columbia University                              and Economics,           ends at the 2000 annual     CSAM-advised investment
   Graduate School of Business                      Graduate School of       meeting                     companies; Director of
   New York, NY  10027                              Business, Columbia                                   The Adams Express
                                                    University                                           Company; Director of
                                                    (1971-present)                                       Petroleum and Resources
                                                                                                         Corporation


                                      -23-

                                       SHARES          CURRENT PRINCIPAL        LENGTH OF SERVICE AS       MEMBERSHIP ON BOARDS
                                    BENEFICIALLY        OCCUPATION AND           DIRECTOR AND TERM          OF OTHER REGISTERED
                                      OWNED ON       PRINCIPAL EMPLOYMENT          OF MEMBERSHIP         INVESTMENT COMPANIES AND
                                     AUGUST 23,      DURING THE PAST FIVE           ON BOARD OF                PUBLICLY HELD
    NAME (AGE)                         1999                 YEARS                    THE FUND                   COMPANIES
---------------------------------- ---------------  -----------------------  --------------------------  -------------------------
James J. Cattano (55)...........            100     President, Primary       Since 1989; current term    Director of six other
   78 Manor Road                                    Resources Inc. (an       ends at the 1999 annual     CSAM-advised investment
   Ridgefield, CT  06877                            international trading    meeting                     companies
                                                    chemical processing
                                                    company specializing in
                                                    the sale of agricultural
                                                    and industrial bulk
                                                    commodities throughout
                                                    Latin American markets)
                                                    (10/96-present);
                                                    President, Atlantic
                                                    Fertilizer & Chemical
                                                    Company (an
                                                    international trading
                                                    company specializing in
                                                    the sale of agricultural
                                                    commodities in Latin
                                                    American markets)
                                                    (10/91-10/96)

Jonathan W. Lubell (69).........            0       Partner, Morrison        Since 1989; current term    Director of one other
   750 Lexington Avenue                             Cohen Singer &           ends at the 2000 annual     CSAM-advised investment
   New York, NY  10022                              Weinstein (a law firm)   meeting                     company
                                                    (2/89-present)

William W. Priest, Jr.*(57).....        1,000       Chairman--Management     Since 1997; current term    Director of ten other
153 E. 53rd Street                                  Committee, Chief         ends at the 2001 annual     CSAM-advised investment
New York, NY  10022                                 Executive Officer and    meeting                     companies
                                                    Managing Director of
                                                    CSAM (12/90-present)

Martin M. Torino (49)...........          0         Chairman of the Board    Since 1989; current term    Director of five other
   Reconquista 365, 9th Fl.                         of Ingenio y Refineria   ends at the 2001 annual     CSAM-advised investment
   Capital Federal 1003                             San Martin Del Tabacal   meeting                     companies
   Buenos Aires, Argentina                          S.A. (8/96-present);
                                                    Executive Director of
                                                    TAU S.A. (a
                                                    commodities trading
                                                    firm) (11/90-present);
                                                    President of DYAT S.A.
                                                    (10/93-present);
                                                    Executive Vice
                                                    President of Louis
                                                    Dreyfus Sugar, Inc.
                                                    (1984-1991)

                                      -24-

                                                       CURRENT PRINCIPAL        LENGTH OF SERVICE AS
                                       SHARES           OCCUPATION AND           DIRECTOR AND TERM         MEMBERSHIP ON BOARDS
                                    BENEFICIALLY     PRINCIPAL EMPLOYMENT          OF MEMBERSHIP            OF OTHER REGISTERED
                                      OWNED ON       DURING THE PAST FIVE           ON BOARD OF          INVESTMENT COMPANIES AND
           NAME (AGE)              AUGUST 23, 1999           YEARS                    THE FUND            PUBLICLY HELD COMPANIES
--------------------------------  ----------------  -----------------------  --------------------------  -------------------------
Richard W. Watt* (40).........          1,320       Managing Director of     Since 1997; current term    Director of seven other
   153 East 53rd Street                             CSAM (7/96-present);     ends at the 1999 annual     CSAM-advised investment
   New York, NY  10022                              Senior Vice President    meeting                     companies
                                                    of CSAM (8/95-7/96);
                                                    Head of Emerging
                                                    Markets Investments
                                                    and Research at
                                                    Gartmore Investment
                                                    Limited (11/92-6/95);
                                                    Director of Kleinwort
                                                    Benson International
                                                    Investment (5/87-10/92)

All directors and officers              3,120
   as a group:................

      During the fiscal year ended December 31, 1998, each director who is not a director, officer, partner, co-partner or employee of CSAM, or any affiliate thereof, received an annual fee of $5,000 and $500 for each meeting of the Board attended by him and was reimbursed for expenses incurred in connection with his attendance at the Board meetings. The total remuneration paid by the Fund during the fiscal year 1998 to all such unaffiliated directors was $32,500. During the fiscal year 1998, the Board of the Fund convened seven times.

      The Fund's Audit Committee is composed of directors who are not interested persons of the Fund. Messrs. Arzac, Cattano, Lubell and Torino are members of the Audit Committee of the Fund. The Audit Committee of the Fund convened twice during the fiscal year 1998. The Audit Committee of the Fund advises the full Board with respect to accounting, auditing and financial matters affecting the Fund. The Board performs the functions of a nominating committee. In the event of vacancy on the Board of Directors, the Board of Directors of the Fund would consider nominees recommended by stockholders. Recommendations should be submitted to the Board in care of the Secretary of the Fund. The Fund does not have a compensation committee.

      Each Director, except Jonathan W. Lubell, attended 75% or more of the aggregate number of the Board and committee meetings held during the period for which he was a Director.

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires a Fund's officers and directors, officers and directors of the investment adviser, affiliated persons of the investment adviser, and persons who beneficially own more than ten percent of a Fund's Shares to file reports of ownership with the SEC, the NYSE and the Fund. Based solely upon its review of the copies of such forms received by it and written representations from such persons, the Fund believes that for the fiscal year ended December 31, 1998, all filings applicable to such persons were complied with.

EXECUTIVE OFFICERS

      The following table shows certain information about officers of the Fund other than Messrs. Priest and Watt who are described above. Mr. Priest is Chairman of the Board of Directors of the Fund and was appointed to such position in May 1997. Mr. Watt is President and Chief Investment Officer of the Fund. He has been an officer of the Fund since February 1997. Mr. Liebes was elected Senior Vice President of the Fund on August 12, 1997. Mr. Pignataro has served as Chief Financial Officer for the Fund since 1991 and Secretary for the Fund since 1989. Mr. Del Guercio was elected to his office as Vice President of the Fund on August 12, 1997.

      Each officer will hold office until a successor has been elected. All officers of the Fund are employees of and are compensated by CSAM and will continue to serve as officers to the Fund on those terms irrespective of whether Proposal 1(a) is approved or disapproved. The Fund has no bonus, profit sharing, pension or retirement plans.

                                               SHARES
                                            BENEFICIALLY
                                              OWNED ON                                          CURRENT PRINCIPAL OCCUPATION
                                             AUGUST 23,                                           AND PRINCIPAL EMPLOYMENT
             NAME                AGE            1999         POSITION WITH FUND                  DURING THE PAST FIVE YEARS
             ----                ---            ----         ------------------                  --------------------------
Hal Liebes...................     35             0           Senior Vice President          Director and General Counsel of CSAM
   153 East 53rd Street                                                                     (1/99-present); Senior Vice
   New York, NY 10022                                                                       President and General Counsel of
                                                                                            CSAM (3/97-1/99); Vice President and
                                                                                            Legal Counsel of CSAM (6/95-3/97);
                                                                                            Chief Compliance Officer, CS First
                                                                                            Boston Investment Management
                                                                                            (94-95); Staff Attorney, Division of
                                                                                            Enforcement, U.S. Securities and
                                                                                            Exchange Commission (91-94)

Michael A. Pignataro.........     39             0           Chief Financial Officer and    Vice President of CSAM
   153 East 53rd Street                                         Secretary                   (12/95-present); Assistant Vice
   New York, NY 10022                                                                       President and Chief Administrative
                                                                                            Officer for Investment Companies of
                                                                                            CSAM (9/89-12/95)

Rocco A. Del Guercio.........     36             0           Vice President                 Assistant Vice President of CSAM
   153 East 53rd Street                                                                     (1/99-present); Administrative
   New York, NY 10022                                                                       Officer for CSAM-advised investment
                                                                                            companies (6/96-1/99); Assistant
                                                                                            Treasurer, Bankers Trust Co.-Fund
                                                                                            Administration (3/94-6/96); Mutual
                                                                                            Fund Accounting Supervisor, Dreyfus
                                                                                            Corporation (4/87-3/94)

      The following table shows certain compensation information for the directors of the Fund for the fiscal year ended December 31, 1998. None of the Fund's executive officers and directors who are also officers or directors of CSAM received any compensation from the Fund for such period.

                                                   PENSION OR
                                                   RETIREMENT                          TOTAL         TOTAL NUMBER
                                                    BENEFITS        ESTIMATED      COMPENSATION      OF BOARDS OF
                                                   ACCRUED AS         ANNUAL       FROM FUND AND     CSAM-ADVISED
                                    AGGREGATE       PART OF          BENEFITS      FUND COMPLEX       INVESTMENT
                                  COMPENSATION        FUND             UPON           PAID TO         COMPANIES
       NAME OF DIRECTOR             FROM FUND       EXPENSES        RETIREMENT       DIRECTORS          SERVED
-------------------------------  --------------  --------------  ---------------  ---------------  -----------------
Dr. Enrique R. Arzac.......             $8,500          0               0             $92,500             10

James J. Cattano...........             $8,500          0               0             $60,000             7

Jonathan W. Lubell.........             $7,500          0               0             $15,000             2

Martin M. Torino...........             $8,000          0               0             $48,000             6

VOTE REQUIRED

      Proposal 2 requires for approval the affirmative vote of a plurality of the votes cast at the Meeting in person or by proxy. Because abstentions and broker non-votes are not treated as shares voted, any abstentions and broker non-votes would have no impact on such proposal.

      THE BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR.

                    PROPOSAL 3: RATIFICATION OR REJECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

      The third proposal to be submitted at the Meeting will be the ratification or rejection of the selection by the Board of PricewaterhouseCoopers LLP as independent public accountants of the Fund for the present fiscal year ending December 31, 1999 (irrespective of whether Proposal 1(a) is approved or disapproved). At meetings held on February 9, 1999 and July 27, 1999, the Board of Directors of the Fund, including those directors who are not "interested persons" of the Fund, approved the selection of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP has been independent public accountants for the Fund since the commencement of operations of the Fund, and has informed the Fund that it has no material direct or indirect financial interest in the Fund. A representative of PricewaterhouseCoopers LLP will be available at the Meeting and will have the opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.

VOTE REQUIRED

      Proposal 3 requires for approval the affirmative vote of a majority of the votes cast at the Meeting in person or by proxy. Because abstentions and broker non-votes are not treated as shares voted, any abstentions and broker non-votes would have no impact on such proposal.

      THE BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                OTHER MATTERS WHICH MAY COME BEFORE THE MEETINGS;
                              STOCKHOLDER PROPOSALS

      Mr. Ron Olin, on behalf of Deep Discount Advisors, submitted the following proposals for approval by the stockholders at the Annual Meeting of Stockholders that had been scheduled to be held on May 11, 1999:

      - A resolution recommending that the Board commit to aggressive, continuous, perpetual repurchases of the Fund's shares whenever they trade at a discount;

      - A resolution stating that it would be in the best interests of the Fund and its stockholders for any member of the Board not standing for election this year who opposes the commitment to aggressive, continuous, perpetual repurchases of Fund shares to resign;

      - A resolution terminating the investment advisory agreement between the Fund and CSAM;

      - A resolution recommending that the Board of Directors reimburse the soliciting shareholder for proxy communication costs limited to printing, mailing, distribution, and tabulation of its opposing proxy, but not reimburse legal, solicitor, or extraordinary overnight mailing/telephone costs.

      These proposals are included on the Fund's Proxy in anticipation that Mr. Olin may resubmit such proposals at the Annual Meeting. Since the Fund may be deemed to be on notice of such proposals, in connection with the rescheduled Annal Meeting under SEC regulations it would be unable to exercise discretionary authority to vote on such proposals if not included in the Fund's Proxy. The Board of Directors recommends a vote "AGAINST" each of these proposals if any are resubmitted at the Annual Meeting. If no direction is made in the Proxy, it will be voted against any such proposals if any of them are presented at the Meeting. Should any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with their judgment in the best interests of the Funds on such matters.

      The following discussion, insofar as it relates to the 2000 annual meeting of stockholders of the Fund, assumes that Proposal 1(a) is rejected at the Meeting or that the Fund becomes required under the 1940 Act to hold an annual meeting of stockholders in 2000.

      Notice is hereby given that for a shareholder proposal to be considered for inclusion in the Fund's proxy material relating to its 2000 annual meetings of stockholders, the shareholder proposal must be received by the Fund within the timeframe prescribed by Rule 14a-8(e) under the Exchange Act. The shareholder proposal, including any accompanying supporting statement, may not exceed 500 words. A shareholder desiring to submit a proposal must be a record or beneficial owner of Shares with a market value of $2,000 and must have held such shares for at least one year. Further, the shareholder must continue to hold such shares through the date on which the meeting is held. Documentary support regarding the foregoing must be provided along with the proposal. There are additional requirements regarding proposals of the stockholders, and a shareholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Exchange Act.

      Pursuant to the Bylaws of the Fund, at any annual meeting of the stockholders of the Fund commencing with the 2000 Annual Meeting, only such business will be conducted as has been properly brought before the annual meeting. To be properly brought before the annual meeting, the business must be
(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a shareholder.

      For business to be properly brought before the annual meeting of the Fund by a shareholder of the Fund, such shareholder must have given timely notice thereof in writing to the Secretary of the Fund. To be timely, any such notice must be delivered to or mailed and received at the Fund c/o Credit Suisse Asset Management LLC, One Citicorp Center, 153 East 53rd Street, 57th Floor, New York, NY 10022 not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, any such notice by a shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was given or such public disclosure was made.

      Any such notice by a shareholder must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Fund's books, of the shareholder proposing such business,
(iii) the class and number of Shares of the capital stock of the Fund which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

      The Fund may exercise discretionary voting authority with respect to any shareholder proposals for the year 2000 annual meeting not included in the proxy statement and form of proxy which are not submitted to the Fund within the timeframe described above. Even if timely notice is received, the Company may exercise discretionary voting authority in certain other circumstances. Discretionary voting authority is the ability to vote proxies that stockholders have executed and returned to the Company on matters not specifically reflected on the form of the proxy.

      STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY OR PROXIES AND RETURN SUCH PROXY OR PROXIES IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                             ADDITIONAL INFORMATION

BENEFICIAL OWNERS

      The following table shows certain information concerning persons who may be deemed beneficial owners of 5% or more of the shares of the Fund because they possessed or shared voting or investment power with respect to the shares of the
Fund:

                                                           NUMBER OF SHARES          PERCENT
NAME AND ADDRESS                                          BENEFICIALLY OWNED        OF SHARES
----------------                                          ------------------        ---------
*Deep Discount Advisors, Inc.........................         1,543,700               32.8%
     One West Pack Square
     Suite 777
     Asheville, NC  28801

  **Fidelity Management & Research Company...........           383,600               7.2%
     82 Devonshire Street
     Boston, MA  02109

-------------------

 *    As stated in a Schedule 13D on file with the SEC.
**    As stated in a Schedule 13G on file with the SEC.

REPORTS TO STOCKHOLDERS

      The Fund sent unaudited semi-annual and audited annual reports to its stockholders, including a list of investments held. The Fund will furnish, without charge, a copy of its most recent annual and semi-annual report, upon request to the Fund at One Citicorp Center, 153 East 53rd Street, New York, New York 10022, telephone (1-800-293-1232), or at the Fund's Website at wwwcefsource.com. These requests will be honored within three business days of receipt.

LEGAL PROCEEDINGS

      BRAUTIGAM V. PRIEST ET AL., C.A. No. 99-365 (SLR) (D. Del. filed June 10,
1999). This purported class action complaint was filed against CSAM, the Fund and its directors. The complaint alleges that defendants breached their fiduciary duties to the Fund, in violation of Sections 36 and 48 of the 1940 Act and Maryland law, by, INTER ALIA, failing to put the interests of the Fund's stockholders before those of others, failing to take steps to reduce or eliminate the discount to net asset value at which shares of the Fund trade, and postponing the annual meeting of the Fund. The complaint seeks a declaratory judgment, an order directing defendants to "take serious steps" to reduce the discount and to hold an annual meeting, compensatory and punitive damages and attorneys' fees.

      On July 28, 1999, plaintiff filed and served a motion for a preliminary injunction requiring defendants to schedule and hold the annual meeting of the Fund on or before October 1, 1999. Plaintiff withdrew the motion for a preliminary injunction, filing and serving a notice of withdrawal on August 10, 1999.

      On August 5, 1999, defendants filed and served a motion to dismiss plaintiff's complaint in its entirety.

      The Fund, CSAM and the director defendants believe that plaintiff's claims are without legal merit and are prepared to defend them vigorously.

                                                         THE PORTUGAL FUND, INC.





PGF-PS-99

                                                                       EXHIBIT A

                                     FORM OF
                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                             THE PORTUGAL FUND, INC.

                       -----------------------------------

          The Portugal Fund, Inc., a Maryland corporation, having its principal office in Maryland in Baltimore City (hereinafter called the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Charter of the Corporation is amended and as so amended is restated in its entirety by striking out Articles I through X and inserting in lieu thereof the following:

                                   "Article I.

          THE UNDERSIGNED, Daniel Schloendorn, whose post office address is c/o Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, being at least eighteen years of age, does hereby act as an incorporator and form a corporation under and by virtue of the Maryland General Corporation Law.

                                   Article II.

                                      NAME

          The name of the Corporation is THE PORTUGAL FUND, INC.

                                  Article III.

                               PURPOSES AND POWERS

          The Corporation is formed for the following purposes:

          (1) To operate and carry on the business of an open-end management investment company under the Investment Company Act of 1940, as amended, and generally to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law as now or hereinafter in force.

          (2) To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

          (3) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

          (4) To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

          The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   Article IV.

                       PRINCIPAL OFFICE AND RESIDENT AGENT

          The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Company Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Company Incorporated. The post office address of the resident agent is 300 East Lombard, Baltimore, Maryland 21202.

                                   Article V.

                                  CAPITAL STOCK

          (1) The total number of shares of capital stock that the Corporation shall have authority to issue is five hundred million (500,000,000) shares of common stock, of the par value of one tenth of one cent ($.001) per share and of the aggregate par value of five hundred thousand dollars ($500,000). Until such time as the Board of Directors shall provide otherwise in accordance with paragraph (13) of this ARTICLE, four hundred million (400,000,000) of such shares are classified as Common Class shares and one hundred million (100,000,000) of such shares are classified as Class M Common Stock. Each share (including for this purpose a fraction of a share) of Common Stock issued and outstanding immediately prior to these Articles of Amendment and Restatement becoming effective, shall, at such effective time, be reclassified automatically, and without any action or choice on the part of the holder, into a share (or the same fraction of a share) of Class M Common Stock.

          (2) As more fully set forth hereafter, the assets and liabilities and the income and expenses attributable to each class of the Corporation's stock shall be determined separately from those of each other class of the Corporation's stock and, accordingly, the net asset value, the dividends and distributions payable to stockholders, and the amounts distributable in the event of liquidation or dissolution of the Corporation to stockholders of the Corporation's stock may vary from class to class.

          (3) The assets of the Corporation attributable to the Common Class shares and the Class M Common Stock shall be invested in the same investment portfolio of the Corporation.

          (4) The allocations of investment income and losses and capital gains and losses and expenses and liabilities of the Corporation among each of the classes of common stock of the Corporation shall be determined by the Board of Directors in a manner that is consistent with the Investment Company Act of 1940, as amended. The determination of the Board of Directors shall be conclusive as to the allocation of investment income and losses, capital gains and losses, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

          (5) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to each class of stock may vary with respect to each such class to reflect differing allocations of the expenses of the Corporation among the holders of the classes and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The Board of Directors may provide that dividends and distributions on the Class M Common Stock may be paid or reinvested in shares of Common Class shares. The Board of Directors may provide that dividends and distributions shall be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend or distribution.

          (6) On each matter submitted to a vote of the stockholders, each holder of a share of stock shall be entitled to one vote for each such share standing in such holder's name upon the books of the Corporation regardless of the class thereof, and all shares of all classes shall vote together as a single class; provided, however, that (i) when the Maryland General Corporation Law or the Investment Company Act of 1940, as amended, requires that a class vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected class or classes:
(ii) in the event that the separate vote requirement referred to in (i) above applies with respect to one or more classes, then, subject to (iii) below, the shares of all other classes shall vote as one single class; and (iii) as to any matter, which, in the judgment of the Board of Directors (which shall be conclusive and binding for all purposes), does not affect the interests of a particular class, such class shall not be entitled to any vote and only the holders of shares of the affected class or classes shall be entitled to vote.

          (7) In the event of the liquidation or dissolution of the Corporation, stockholders of each class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not attributable to any particular class of stock, the assets attributable to the class less the liabilities allocated to that class; and the assets so distributable to the stockholders shall be distributed among the stockholders in proportion to the number of shares of the class held by them and recorded on the books of the Corporation. In the event that there are any general assets not attributable to any particular class of stock, and such assets are available for distribution, the distribution shall be made to the holders of all classes in proportion to the net asset value of the respective classes or as otherwise determined by the Board of Directors.

          (8) To the extent permitted by law, each holder of shares of the Corporation's stock shall be entitled to require the Corporation to redeem all or any part of the shares of stock of the Corporation standing in the name of the holder on the books of the Corporation, and all shares of stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of the shares as in effect from time to time as may be determined by or pursuant to the direction of the Board of Directors of the Corporation in accordance with the Charter, less the amount of any applicable redemption charge, deferred sales charge, transaction charge, or other amount imposed by the Board of Directors (to the extent consistent with applicable law), subject to the right of the Board of Directors of the Corporation to suspend the right of redemption or postpone the date of payment of the redemption price in accordance with provisions of applicable law. The proceeds of the redemption of a share (including a fractional share) of the common stock of the Corporation shall be reduced by the amount of any redemption charge, deferred sales charge, transaction charge, or other amount payable on such redemption pursuant to the terms of issuance of such shares or otherwise imposed by the Board of Directors. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time, at the Corporation's option, to redeem, in whole or in part, the shares owned by any holder of stock of the Corporation (i) if the redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as amended, or (ii) if the value of the shares in the account maintained by the Corporation or its transfer agent for any of the common stock for the stockholder is below an amount determined from time to time by the Board of Directors of the Corporation (the "Minimum Account Balance") and (a) the stockholder has been given notice of the redemption and has failed to make additional purchases of shares in an amount sufficient to bring the value in his account to at least the Minimum Account Balance before the redemption is effected by the Corporation or (b) the redemption is with respect to fees to be paid by the stockholder to the Corporation for failing to maintain the Minimum Account Balance or (iii) the Board of Directors has otherwise determined that it is in the best interests of the Corporation to redeem the shares. Notwithstanding any other provision of this Article V(8), if certificates representing the redeemed shares have been issued, the redemption price need not be paid by the Corporation until such certificates are presented in proper form for transfer to the Corporation or the agent of the Corporation appointed for such purpose; however, the redemption shall be effective in accordance with the action of the Board of Directors, regardless of whether or not such presentation has been made. Payment of the redemption price shall be made in cash by the Corporation at the time and in the manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist that otherwise make payment wholly in cash unwise or undesirable or payment in-kind appropriate; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets allocable to the common stock for which redemption is being sought, the value of which shall be determined as provided herein.

          (9) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder and under applicable rules and regulations of the National Association of Securities Dealers, Inc. and from time to time reflected in the registration statement of the Corporation (the "Corporation's Registration Statement"), shares of a particular class of stock of the Corporation may be automatically converted into shares of another class of stock of the Corporation based on the relative net asset value of such classes at the time of conversion, subject, however, to any conditions on conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement. The terms and conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation's Registration Statement. Without limiting the generality of the foregoing, each share (or fraction of a share) of Class M Common Stock that is issued and outstanding as of the one year anniversary date of the date on which these Articles of Amendment and Restatement become effective shall be converted automatically, without any action or choice on the part of the holder, into one Common Class share (or such fractional share) of the Corporation based on relative net asset values at the time of conversion, and outstanding certificates previously representing the issued and outstanding shares of Class M Common Stock shall thereafter represent Common Class shares in the resulting number of whole shares.

          (10) The Corporation may issue fractional shares. Any fractional share shall carry proportionately the rights of a whole share including, without limitation, the right to vote and the right to receive dividends. A fractional share shall not, however, have the right to receive a certificate evidencing it.

          (11) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the Bylaws of the Corporation, as from time to time amended.

          (12) No holder of stock of the Corporation by virtue of being such a holder shall have any right to purchase or subscribe for any shares of the Corporation's capital stock or any other security that the Corporation may issue or sell other than a right that the Board of Directors in its discretion may determine to grant.

          (13) The Board of Directors shall have authority by resolution to classify and reclassify any unissued shares of capital stock, whether now or hereafter authorized, from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

          (14) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in the Charter.

                                   Article VI.

                               BOARD OF DIRECTORS

          The number of directors constituting the Board of Directors shall be as specified in the Bylaws or determined by the Board of Directors pursuant to the Bylaws, except that the number of Directors shall in no event be fewer than the minimum allowed under Maryland law.

                                  Article VII.

          POWERS OF CORPORATION AND BOARD OF DIRECTORS AND STOCKHOLDERS

          (1) In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

              (i) To make, alter or repeal the Bylaws of the Corporation, except as otherwise required by the Investment Company Act of 1940, as amended;

              (ii) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors;

              (iii) Without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable;

              (iv) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation;

              (v) To determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any other funds legally available therefor, at such intervals as it shall determine; to declare dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; and to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and

              (vi) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the

Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, the Charter and the Bylaws of the Corporation.

          (2) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class entitled to vote as a class on the matter shall constitute a quorum.

          (3) Any determination made in good faith by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created to be paid or discharged), as to the value of any security owned by the Corporation or as to the determination of the net asset value of shares of any class of the Corporation's capital stock, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of the Charter of the Corporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of this office.

                                  Article VIII.

                           AUTOMATIC RECLASSIFICATION

          Each share (including for this purpose a fraction of a share) of Common Stock issued and outstanding immediately prior to these Articles of Amendment and Restatement becoming effective, shall, at such effective time, be reclassified automatically, and without any action or choice on the part of the holder, into a share (or the same fraction of a share) of Class M Common Stock. Outstanding certificates representing issued and outstanding shares of Common Stock immediately prior to these Articles of Amendment and Restatement becoming effective, shall upon these Articles of Amendment and Restatement becoming effective be deemed to represent the same number of shares of Class M Common Stock. Certificates representing shares of Class M Common Stock resulting from the aforesaid reclassification need not be issued until certificates representing the shares of the Common Stock so reclassified, if issued, have been received by the Corporation or its agent duly endorsed for the transfer with the request that a new certificate be provided.

                                   Article IX.

                    LIMITATIONS ON LIABILITY; INDEMNIFICATION

          (1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

          (2) Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent, or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorney's fees) actually incurred by such person in connection with such action, suit or proceeding to the fullest extent permissible under the Maryland General Corporations Law, the Securities Exchange Act of 1933 and the Investment Company Act of 1940, as such statutes are now or hereinafter in force. In addition, the Corporation shall also advance expenses to its currently acting and its former directors and officers to the fullest extent that indemnification of directors is permitted by the Maryland General Corporations Law. The Board of Directors may by Bylaw, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

          (3) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          (4) References to the Maryland General Corporations Law in this Article are to that law as from time to time amended. No amendment to the charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

                                   Article X.

                                   AMENDMENTS

          The Corporation reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in its Charter, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation."

          SECOND: The Corporation desires to amend and restate its Charter as currently in effect. The provisions set forth in these Articles of Amendment and Restatement are all of the provisions of the Charter currently in effect as herein amended. The current address of the principal office of the Corporation, and the name and address of the Corporation's current resident agent are as set forth herein. The number of directors is currently six and their names are Enrique R. Arzac, James J. Cattano, Jonathan W. Lubell, William W. Priest, Jr., Martin M. Torino and Richard W. Watt.

          THIRD: The total number of shares of capital stock that the Corporation had authority to issue immediately prior to these Articles of Amendment and Restatement becoming effective was one hundred million (100,000,000) shares of the par value of one tenth of one cent and of the aggregate par value of one hundred thousand dollars ($100,000), all of which shares were designated Common Stock. The total number of shares of capital stock that the Corporation has the authority to issue upon these Articles of Amendment and Restatement becoming effective is five hundred million (500,000,000) shares, all of the par value of one tenth of one cent ($.001 per share), and of the aggregate par value of five hundred thousand dollars ($500,000). Four hundred million of such shares (400,000,000) are designated Common Class shares and one hundred million (100,000,000) of such shares are designated Class M Common Stock. The Common Class shares and Class M Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the Charter of the Corporation as herein amended and restated.

          FOURTH: These Articles of Amendment and Restatement shall become effective on __________, 1999 at _____ [a.m./p.m.] Eastern Time.

          IN WITNESS WHEREOF, The Portugal Fund, Inc. has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President, ______________, and witnessed by its Secretary, _______________, as of __________, 1999.

          The President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of this amendment and restatement of the Corporation's Charter are true in all material respects and that this statement is made under penalties of perjury.

                                       By:
                                          --------------------------------------
                                          President

Witness:

----------------------------
Secretary

                                     PROXY

                             THE PORTUGAL FUND, INC.


          This Proxy is Solicited on Behalf of the Board of Directors


  P       The undersigned hereby appoints Michael A. Pignataro and Rocco A. Del
        Guercio as Proxies, each with the power to appoint his substitute,
  R and hereby authorizes them to represent and to vote, as designated on the reverse side and in accordance with their judgment on such other
  O matters as may properly come before the meeting or any adjournments thereof, all shares of The Portugal Fund, Inc. (the "Fund") that the
  X undersigned is entitled to vote at the annual meeting of shareholders to be held on October 15, 1999, and at any adjournments thereof.
  Y


   -------------                                                 -------------
   /SEE REVERSE/   CONTINUED AND TO BE SIGNED ON REVERSE SIDE    /SEE REVERSE/
   /   SIDE    /                                                 /   SIDE    /
   -------------                                                 -------------

  -----
  /   /  Please mark
  / X /  votes as in
  /   /  this example.
  -----


This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no instructions are marked, this proxy will be voted "FOR" Proposals 1(a), 1(b), 2 and 3, and against Proposals 4(a), 4(b), 4(c) and 4(d).

The Board of Directors recommends a vote "FOR" Proposals 1(a), 1(b), 2 and 3, and "AGAINST" Proposals 4(a), 4(b), 4(c) and 4(d).

      1(a) To change the Fund's         FOR     AGAINST   ABSTAIN
           subclassification from a     -------   -------   -------
           closed-end investment        /     /   /     /   /     /
           company to an open-end       /     /   /     /   /     /
           investment company; and to ------- ------- ------- amend and restate the
           Fund's Articles of
           Incorporation to provide
           for such conversion.

      1(b) To change the Fund's         FOR     AGAINST   ABSTAIN
           fundamental investment       -------   -------   -------
           policy relating to           /     /   /     /   /     /
           borrowing to reflect its     /     /   /     /   /     /
           proposed new                 -------   -------   -------
           subclassification as an
           open-end investment
           company.

      2(a) To elect the following            FOR          WITHHELD
           nominees to serve as             -----         -----
           Directors of the Fund in         /   /         /   /
           the event that Proposal          /   /         /   /
           1(a) is not approved:            -----         -----

           James J. Cattano (three-      ------
           year term) Richard W.         /    /
           Watt (three-year term)        /    /
                                         ---------------------------------------
                                           For nominees except as noted above

      2(b) To elect the following            FOR          WITHHELD
           nominees to serve as             -----         -----
           Directors of the Fund if         /   /         /   /
           Proposal 1(a) is approved:       /   /         /   /
                                            -----         -----

           Enrique R. Arzac              ------
           James J. Cattano              /    /
           Jonathan W. Lubell            /    /
           William W. Priest, Jr.        ---------------------------------------
           Martin M. Torino                For nominees except as noted above
           Richard W. Watt


      3.   To ratify the selection      FOR     AGAINST   ABSTAIN
           of PricewaterhouseCoopers    -------   -------   -------
           LLP as independent public    /     /   /     /   /     /
           accountants of the fund      /     /   /     /   /     /
           for the fiscal year ending   -------   -------   -------
           December 31, 1999.


      4(a) To adopt a resolution        FOR     AGAINST   ABSTAIN
           recommending the Board       -------   -------   -------
           commit to aggressive,        /     /   /     /   /     /
           continuous, perpetual        /     /   /     /   /     /
           repurchases of the Fund's    -------   -------   -------
           shares whenever they trade
           at a discount.

      4(b) To adopt a resolution        FOR     AGAINST   ABSTAIN
           recommending that it would   -------   -------   -------
           be in the best interests     /     /   /     /   /     /
           of the Fund and its          /     /   /     /   /     /
           shareholders for any member  -------   -------   -------
           of the Board not standing
           for election this year who
           opposes the commitment to
           aggressive, continuous,
           perpetual repurchases of
           Fund shares to resign.


      4(c) To adopt a resolution        FOR     AGAINST   ABSTAIN
           terminating the investment   -------   -------   -------
           advisory agreement between   /     /   /     /   /     /
           the Fund and CSAM.           /     /   /     /   /     /
                                        -------   -------   -------

      4(d) To adopt a resolution        FOR     AGAINST   ABSTAIN
           recommending that the        -------   -------   -------
           Board of Directors           /     /   /     /   /     /
           reimburse the soliciting     /     /   /     /   /     /
           shareholder for proxy        -------   -------   -------
           communication costs
           limited to printing,
           mailing, distribution,
           and tabulation of its
           opposing proxy, but not
           reimburse legal,
           solicitor, or
           extraordinary overnight
           mailing/telephone costs.


                                                        MARK HERE    ------
                                                       FOR ADDRESS   /    /
                                                        CHANGE AND   /    /
                                                       NOTE AT LEFT  ------


                          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                          Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:_______________ Date:______   Signature:_______________ Date:______